Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the third quarter of 2003.

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Management Discussion of Trends

Service Income

In general, management expects growth trends in service income categories to be mixed. Specifically, by major category:

Electronic Payment Processing

Fifth Third expects that third quarter processing revenues will produce a mid-teen to twenty percent growth over the same quarter last year exclusive of the impact of the recent MasterCard®/Visa® settlement and despite slowing transaction volume growth rates on the existing customer base. Overall, processing revenues are expected to produce 20-25 percent growth on an annualized basis from the second quarter of 2003. Fifth Third Processing Solutions continues to experience significant momentum in attracting new processing relationships.

Investment Advisory

Fifth Third expects third quarter investment advisory revenues to improve modestly from last quarter despite seasonally strong tax related revenues in the second quarter of 2003. As equity market valuations continue to build upon recent positive momentum, Fifth Third expects increased revenue contributions in both private client and institutional services.

Deposit Service Revenue

Retail and commercial deposit account service revenues are expected to produce mid-teen percent year-over-year growth rates as Fifth Third has continued to generate new accounts in all of our markets and service charges continue to benefit from sales campaigns and a low rate environment. Commercial treasury management revenues are showing good year-over-year growth as our sales force continues to add new customers and deepen existing relationships with additional products and services.

Mortgage Banking

Mortgage banking revenues are expected to return to levels similar to those seen in the fourth quarter of 2002 with comparisons to last quarter affected by changes in mortgage interest rates and related loan sale activities. Fifth Third continues to maintain its posture with regard to hedging activity to manage the risk associated with impairment changes and write downs incurred on its mortgage servicing rights portfolio as a result of the current interest rate environment and corresponding prepayment speeds.

Other Operating Income

Other service income is expected to return to levels seen in the first quarter of 2003 on continued strength in commercial banking revenue, loan and lease related fees and institutional fixed income sales.

Expenses

•	Third quarter operating expenses on an overall basis are expected to be essentially unchanged from the second quarter of 2003 with trend improvement expected over the remainder of the year, exclusive of the impact of consolidating a portfolio of consumer operating leases on July 1, 2003 associated with prior years sale leaseback transactions with an unrelated special purpose entity discussed in further detail later in this document.

Balance Sheet Trends and Net Interest Income

Fifth Third expects high single digit to low double-digit year-over-year percentage growth in net interest income over last year’s third quarter despite a declining net interest margin and inclusive of the impact of a reclassification of minority interest expense to interest expense pursuant to SFAS No. 150 discussed in further detail later in this document. Margin trends in future periods will be dependant upon the magnitude of loan demand, the path of interest rates in the economy and the magnitude of compression between margin and spread. The absolute level of short-term interest rates is continuing to pose challenges with respect to the decreased benefit of strong capital levels and low-cost deposits but recent increases in long-term interest rates should benefit near-term net interest margin trends. Other balance sheet trends:

•	On an annualized basis from second quarter levels, period end loans and leases, excluding held-for-sale, are expected to exhibit low double-digit percentage growth. Average total loans and leases are expected to post mid teen percentage growth on an annualized basis from last quarter with average total earning assets expected to post low single digit growth on an annualized basis from last quarter. Third quarter 2003 loan trends are characterized by continued strength in the level of consumer loan demand and steady middle-market commercial loan demand.

•	Average transaction deposits are expected to exhibit good year-over-year and sequential quarter growth rates with continuing mix improvement.

•	Lower overall funding costs on a year-over-year basis due to lower interest rates in all categories.

•	Fifth Third’s deposit pricing, though lowered in recent periods, remains highly competitive with financial market conditions.

Credit Quality

With the general difficulty of the environment and conflicting economic data, Fifth Third is realistic about the difficulty in precisely estimating credit quality metrics. Fifth Third’s long history of low exposure limits, avoidance of national or sub-prime lending businesses, centralized credit risk management, and diversified portfolio position us well to effectively weather cycles and reduce the likelihood of significant unexpected losses.

•	Third quarter net charge-offs as a percentage of loans and leases are expected to improve from the second quarter of 2003 with the net charge-off ratio in the range of 55-60 bp.

•	The amount of nonperforming assets as a percentage of loans and leases is expected to remain relatively stable with second quarter levels.

Other Events

•	The adoption on July 1, 2003 of the new FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” required Fifth Third to consolidate a special purpose entity (SPE) involved in the sale-leaseback of certain auto leases as Fifth Third was deemed to be the primary beneficiary under the provisions of this new Interpretation. Consolidation of these operating lease assets has not impacted risk-based capital ratios or bottom line income statement trends, however lease payments will be reflected as a component of Other Operating Income and depreciation expense will be recognized and included as a component of Operating Expenses. As of June 30, 2003, the total outstanding balance of leased autos sold was $1.1 billion. Adopting the provisions of this Interpretation required Fifth Third to recognize a below-the-line after-tax cumulative effect charge in the third quarter of approximately $10.8 million (approximately $.02 per diluted share) representing the difference between the carrying value of the leased autos sold and the carrying value of the newly consolidated liability.

•	The adoption on July 1, 2003 of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” required a reclassification of minority interest expense to interest expense for preferred stock issued during 2001 by a subsidiary of Fifth Third. The existence of the mandatory redemption feature of this issue upon its mandatory conversion to trust preferred securities necessitated this reclassification between expense categories beginning in the third quarter of 2003 and will not result in any change in bottom line income statement trends.

•	Fifth Third will report third quarter earnings on October 14, 2003 prior to the market opening and will again host a conference call to be held the morning of the release.

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This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect the businesses in which we are engaged; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (10) the outcome of regulatory and legal proceedings. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.